EXHIBIT 99.1
FOR:          AMREP Corporation
              300 Alexander Park, Suite 204
              Princeton, NJ  08540

CONTACT:      Peter M. Pizza
              Vice President and Chief Financial Officer
              (609) 716-8210

               AMREP REPORTS SECOND QUARTER AND SIX MONTH RESULTS

Princeton, New Jersey, December 7, 2007 - AMREP Corporation (NYSE:AXR) today reported net income of $3,467,000, or $0.55 per share, for its fiscal 2008 second quarter ended October 31, 2007, compared to net income of $16,062,000, or $2.42 per share, for its fiscal 2007 second quarter ended October 31, 2006. For the first six months of fiscal 2008, net income was $9,730,000, or $1.50 per share, compared to net income of $31,866,000, or $4.79 per share, in the same period of fiscal 2007. Results for the first six months of 2008 included a loss on discontinued operations of $57,000, or $.01 per share, that reflected costs incurred in connection with the settlement of all litigation related to the Company's water utility subsidiary that were in addition to costs estimated and accrued for this matter in the fourth quarter of 2007, while the results for the same period in 2007 were entirely from continuing operations. Revenues were $42,090,000 and $93,449,000 in the second quarter and first six months of 2008 compared to $56,055,000 and $114,324,000 in the same periods last year.

Revenues from land sales at the Company's AMREP Southwest subsidiary were $3,161,000 and $21,311,000 for the three and six month periods ended October 31, 2007 compared to $31,707,000 and $64,197,000 for the same periods of the prior year. These decreases were the result of a substantial decline in land sales in the Company's principal market of Rio Rancho, New Mexico, due to the softening of the real estate market in the greater Albuquerque-metro and Rio Rancho areas. The number of permits for new home construction in both markets was down significantly for the first ten months of calendar 2007 compared to the same period in 2006, with Rio Rancho showing a decrease of almost 50%. The Company believes that this decline reflected the well-publicized problems of the national homebuilding industry, including fewer sales of both new and existing homes, increasing numbers of mortgage delinquencies and foreclosures and a tightening of mortgage availability. As a result of these factors, builders have slowed the pace of building on land previously purchased from the Company in Rio Rancho and, in some cases, have delayed or cancelled the purchase of additional land. These factors are also believed to have contributed to a decline in sales of undeveloped land to both builders and investors.

In Rio Rancho, the Company sells both developed and undeveloped lots to national, regional and local homebuilders, commercial and industrial property developers and others. The Company sold 10 acres of developed land and 11 acres of undeveloped land at average selling prices of $274,000 and $38,000 per acre in the second quarter of 2008 compared to sales of 61 acres of developed land and 324 acres of undeveloped land at average selling prices of $270,000 and $47,000 per acre in the same period in 2007. In the six months ended October 31, 2007, the Company sold 44 acres of developed land and 302 acres of undeveloped land at average selling prices of $282,000 and $30,000 per acre compared to sales of 127 acres of developed land and 573 acres of undeveloped land at average selling prices of $270,000 and $52,000 per acre in the comparable period of the prior fiscal year. See Attachment 2 for additional information.

Variances in the average selling price per acre of developed land in the three and six month periods of 2008 compared to 2007 were generally due to a change in the mix and the stage of development of specific projects from which the land was sold. The Company offers developed and undeveloped land in Rio Rancho from a number of different projects and selling prices may vary from project to project and within projects depending on location, the stage of development and other factors. The decrease in the average selling price of undeveloped land in the second quarter and first six months of 2008 was primarily attributable to a higher proportion of undeveloped investment land sold in the current year from locations in Rio Rancho that are further removed from developed areas and thus generally have lower average selling prices. The average gross profit percentage on land sales decreased from 75% and 70% for the second quarter and first six months of 2007 to 50% and 66% for the same periods of 2008. The reduced gross profit percentages in fiscal 2008 were principally attributable to a change in the mix of sales between developed and undeveloped lots sold in each of the periods, with sales in both the three and six month periods of fiscal 2008 including a higher percentage of revenues from sales of developed lots which generally have lower gross profit percentages than undeveloped lots. Revenues and related gross profits from land sales can vary significantly from period to period as a result of many factors, including the nature and timing of specific transactions, and prior results are not necessarily a good indication of what may occur in future periods.

During the second quarter of 2008, the Company sold a commercial rental property in Rio Rancho that resulted in a pre-tax gain of $1,873,000. In addition, the Company recognized pre-tax income of $618,000 from the forfeiture of a customer deposit under a land sale contract. During the first quarter of 2007, the Company sold certain investment assets, including the Company's office building in Rio Rancho, which in the aggregate contributed a pre-tax gain of $4,107,000.

Revenues from the Company's  Kable Media  Services  operations,  including  both
Fulfillment Services and Newsstand Distribution Services, increased from $22,913,000 and $43,740,000 for the second quarter and first six months of fiscal 2007 to $35,574,000 and $67,852,000 for the same periods in 2008. These increases were attributable to the January 2007 acquisition of Palm Coast Data Holdco, Inc. by Kable. Revenues from Fulfillment Services operations, including the revenues of Palm Coast, were $32,028,000 and $61,011,000 for the second quarter and first six months of 2008 compared to $18,965,000 and $36,537,000 in the same periods of the prior year. The increase in Fulfillment Services revenues resulting from the Palm Coast acquisition ($14,207,000 and $27,326,000 in the second quarter and first six months) was partly offset by decreases in revenues from other parts of Kable's Fulfillment Services business that resulted from competitive market pressures and customer losses that occurred in earlier periods. Revenues from Kable's Newsstand Distribution Services operations decreased from $3,948,000 and $7,203,000 for the second quarter and first six months of 2007 to $3,546,000 and $6,841,000 for the same periods in 2008, due primarily to reduced billings and lower commission rates.

AMREP Corporation's AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription fulfillment and related services to publishers and others.

                                      *****

Attachment 1


                                AMREP Corporation
                                and Subsidiaries
                              Financial Highlights

                                   (Unaudited)


                                             Three Months Ended October 31,
                                             ------------------------------
                                            2007                       2006
                                            ----                       ----
Revenues                                $ 42,090,000               $ 56,055,000

Net income:
 Continuing operations                  $  3,467,000               $ 16,062,000
 Discontinued operations                         -                          -
                                        --------------            --------------
                                        $  3,467,000               $ 16,062,000

Earnings per share - Basic and
Diluted:
 Continuing operations                  $       0.55               $       2.42
 Discontinued operations                          -                          -
                                        --------------            --------------
                                        $       0.55               $       2.42

Weighted average number of common
shares outstanding                         6,327,000                  6,649,000
                                        --------------            --------------


                                             Six Months Ended October 31,
                                             ----------------------------
                                            2007                       2006
                                            ----                       ----
Revenues                                $ 93,449,000               $114,324,000

Net income:
 Continuing operations                  $  9,787,000               $ 31,866,000
 Discontinued operations                     (57,000)                       -
                                        --------------            --------------
                                        $  9,730,000               $ 31,866,000

Earnings per share - Basic and
Diluted:
 Continuing operations                  $       1.51               $       4.79
 Discontinued operations                       (0.01)                        -
                                        --------------            --------------
                                        $       1.50               $       4.79
                                        --------------            --------------

Weighted average number of common
shares outstanding                         6,490,000                  6,646,000
                                        --------------            --------------

Attachment 2

The Company's land sales in Rio Rancho, New Mexico have been as follows:



                                               2007                                          2006
                              ----------------------------------------     ------------------------------------------
                                                           Revenues                                       Revenues
                               Acres        Revenues       Per Acre         Acres         Revenues        Per Acre
                                Sold       (in 000's)     (in 000's)         Sold        (in 000's)      (in 000's)
                              ---------    -----------    ------------     ---------     ------------    ------------
Three months ended
October 31:
 Developed
   Residential                   10         $  2,740       $    274           30          $   7,954       $     265
   Commercial                     -                -              -           31              8,504             274
                              ---------    -----------    ------------     ---------     ------------    ------------
 Total Developed                 10            2,740            274           61             16,458             270
 Undeveloped                     11              421             38          324             15,249              47
                              ---------    -----------    ------------     ---------     ------------    ------------
  Total                          21         $  3,161       $    151          385          $  31,707       $      82
                              ---------    -----------    ------------     ---------     ------------    ------------

Six months ended
October 31:
 Developed
   Residential                   30         $  9,468       $    316           83          $  22,456       $     271
   Commercial                    14            2,921            209           44             11,798             268
                              ---------    -----------    ------------     ---------     ------------    ------------
 Total Developed                 44           12,389            282          127             34,254             270
 Undeveloped                    302            8,922             30          573             29,943              52
                              ---------    -----------    ------------     ---------     ------------    ------------
  Total                         346         $ 21,311       $     62          700          $  64,197       $      92
                              ---------    -----------    ------------     ---------     ------------    ------------

The Company offers developed and undeveloped land in Rio Rancho from a number of different projects and selling prices may vary from project to project and within projects depending on location, the stage of development and other factors.